Exhibit 99.1

Segmented Information – As Recast

The following tables present the reportable operating segments for SunOpta Foods, as recast (unaudited, in thousands of U.S. dollars):

SunOpta Foods (Total)			Fiscal 2011			Fiscal 2010
	Q1	Q2	Q3	Q4	Full Year	Full Year
Revenues	$238,983	$265,766	$248,318	$235,889	$988,956	$817,441
Gross profit	30,383	28,304	27,718	24,580	110,985	121,454
Operating income	11,044	8,483	8,564	5,295	33,386	46,442

Identifiable assets					484,185	472,473
Depreciation and amortization					14,465	12,642
Goodwill					42,161	41,842
Expenditures on property plant and equipment					14,469	15,214

Grains and Foods			Fiscal 2011			Fiscal 2010
	Q1	Q2	Q3	Q4	Full Year	Full Year
Revenues	$115,267	$125,108	$121,596	$117,224	$479,195	$364,905
Gross profit	12,002	10,928	10,125	12,944	45,999	47,101
Operating income	6,288	5,280	4,394	6,851	22,813	28,003

Identifiable assets					235,563	234,522
Depreciation and amortization					6,894	4,894
Goodwill					19,066	19,066
Expenditures on property plant and equipment					9,182	6,038

Ingredients			Fiscal 2011			Fiscal 2010
	Q1	Q2	Q3	Q4	Full Year	Full Year
Revenues	$25,936	$23,700	$21,966	$19,472	$91,074	$116,529
Gross profit	5,490	4,343	4,446	3,172	17,451	30,621
Operating income	2,966	1,661	2,065	391	7,083	18,870

Identifiable assets					61,426	59,846
Depreciation and amortization					2,454	2,159
Goodwill					12,030	12,030
Expenditures on property plant and equipment					1,985	7,754

Consumer Products			Fiscal 2011			Fiscal 2010
	Q1	Q2	Q3	Q4	Full Year	Full Year
Revenues	$35,944	$47,747	$42,066	$39,482	$165,239	$134,768
Gross profit (loss)	3,379	4,069	3,997	(109)	11,336	14,959
Operating income (loss)	(478)	122	205	(3,827)	(3,978)	(1,302)

Identifiable assets					64,818	71,307
Depreciation and amortization					2,478	3,291
Goodwill					2,934	2,346
Expenditures on property plant and equipment					2,940	939

International Foods			Fiscal 2011			Fiscal 2010
	Q1	Q2	Q3	Q4	Full Year	Full Year
Revenues	$61,836	$69,211	$62,690	$59,711	$253,448	$201,239
Gross profit	9,512	8,964	9,150	8,573	36,199	28,773
Operating income	2,268	1,420	1,900	1,880	7,468	871

Identifiable assets					122,378	106,798
Depreciation and amortization					2,639	2,298
Goodwill					8,131	8,400
Expenditures on property plant and equipment					362	483